Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Announces

Settlement of Securities Class Action

New York, NY — September 1, 2009 — Take-Two Interactive Software, Inc. (NASDAQ: TTWO) today announced that it has reached an agreement in principle to settle a previously disclosed consolidated securities class action currently pending in the United States District Court for the Southern District of New York (the “Court”) against the Company, Rockstar Games, and certain of the Company’s current and former officers and directors. The class action was related to allegations of the purported “Hot Coffee” content contained in the Company’s Grand Theft Auto: San Andreas title and historical stock option granting practices.

Under the proposed settlement, the class action will be dismissed in exchange for an aggregate payment of $20,115,000 into a settlement fund for the benefit of class members, of which $15,200,000 will be paid by the Company’s insurance carriers, and $4,915,000 will be paid by the Company. Take-Two fully accrued for its portion of the settlement costs over several quarters ended April 30, 2009. The Company also agreed to supplement the substantial changes that it has already implemented in its corporate governance policies and practices. The settlement is subject to the completion of final documentation and preliminary and final approval by the Court.

“We are pleased to have reached this settlement, which represents another important step forward for the Company,” said Strauss Zelnick, Chairman of Take-Two.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™ and Nintendo DS™. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play; and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our reliance on a primary distribution service provider for a significant portion of our products, our ability to raise capital if needed, risks associated with international operations, and the matters relating to the investigation by a special committee of our board of directors of the Company’s stock option grants and the claims and proceedings relating thereto (including stockholder and derivative litigation and negative tax or other implications for the Company resulting from any accounting adjustments or other factors). Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2009, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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